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                                   EXHIBIT 22

                           SUBSIDIARIES OF REGISTRANT


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Name                                         State of Incorporation or Organization
---------------------------                  --------------------------------------
Rockport Advanced Care, Inc.                          Nevada

Rockport Community Network, Inc.                      Nevada

Rockport Occupational Network, Inc.                   Nevada

Rockport Preferred, Inc.                              Nevada

Rockport Group of Texas, Inc.                         Nevada

Newton Healthcare Network, LLC.                       Texas

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